DOMINION RESOURCES, INC.

SECURITY OPTION PLAN

 Amended and Restated Effective July 13, 2004

ARTICLE I

ESTABLISHMENT AND PURPOSE

Dominion Resources, Inc. (the "Company") established effective January 1, 2003, for the benefit of certain employees as described herein, the Dominion Resources, Inc. Security Option Plan (the "Plan"). The Plan is amended and restated effective as of July 13, 2004 to allow for the grant of Special Options and for other purposes.

ARTICLE II

REFERENCES, CONSTRUCTION AND DEFINITIONS

The Plan and all rights thereunder shall be construed and enforced in accordance with the laws of the Commonwealth of Virginia. All references to time are Charlotte, North Carolina time. The following definitions will apply unless another definition is specifically provided in a grant agreement.

2.1  Administravive Committee means the Administrative Benefits Committee of Dominion Resources Services, Inc.

2.2  Administrator means Opt Capital or any successor entity designated by the Administrative Committee.

2.3  Affiliate means any corporation that is in a controlled group of corporations with the Company within the meaning of Section 414(b) of the Code.

2.4  Aggregate Fund Value means, with respect to a Fund Option as of any date, the aggregate of the Fund Values for such Fund Option.

2.5  Allocation means with respect to a Fund Option as of any date, the percentage allocation of the Fund Option's Aggregate Fund Value among the types of Funds on the Fund Menu.

2.6  Allocation Election means the Fund Optionholder's written election made in accordance with Article 5 specifying the Grant Date Allocation of Fund Options granted on or after the date such election takes effect. The election shall be in substantially the form the Administrative Committee prescribes.

2.7  Beneficiary means the Person designated by a Participant pursuant to Article 11 to become the Fund Optionholder of specified Fund Options owned by the Participant upon the death of such Participant. If, however, there has been no such designation or an invalid designation, Beneficiary means the Person who becomes the Fund Optionholder pursuant to Section 11.2.

2.8  Board means the board of directors of the Company.

2.9  Business Day means any day on which the New York Stock Exchange is open for business.

2.10  Cause means (i) fraud or material misappropriation with respect to the business or assets of the Company, (ii) persistent refusal or willful failure of the Participant to perform substantially his duties and responsibilities to the Company, which continues after the Participant receives notice of such refusal or failure, (iii) conviction of a felony or crime involving moral turpitude, or (iv) the use of drugs or alcohol that interferes materially with the Participant's performance of his duties.

2.11  Change of Control means the occurrence of any of the following events:

(a)  Any person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the owner or beneficial owner of Company securities having 20% or more of the combined voting power of the then outstanding Company securities that may be cast for the election of the Board (other than as a result of an issuance of securities initiated by the Company, or open market purchases approved by the Board, as long as the majority of the Board approving the purchases is also the majority at the time the purchases are made);

(b)  As the direct or indirect result of, or in connection with, a cash tender or exchange offer, a merger or other business combination, a sale of assets, a contested election, or any combination of these transactions, the persons who were directors of the Company before such transactions cease to constitute a majority of the Board, or any successor's board, within two years of the last of such transactions; or

(c)  With respect to a particular Participant, an event occurs with respect to the Participant's employer such that, after the event, the Participant's employer is no longer an Affiliate of the Company.

2.12  Code means the Internal Revenue Code of 1986, as amended.

2.13  Company means Dominion Resources, Inc., and any successor business by merger, purchase, or otherwise that maintains the Plan.

2.14  Compensation means a Participant's base salary, cash incentive pay and other cash compensation from the Company, including bonuses and pre-scheduled one-time performance-based payments. The Administrative Committee may determine whether to include or exclude an item of income from Compensation.

2.15  Deferral Election Form means the Form that a Participant uses to elect to defer Compensation pursuant to Article 3.

2.16  Deferred Compensation Plan means the Dominion Resources, Inc. Executives' Deferred Compensation Plan.

2.17  Disability means the Participant has a condition that renders the Participant eligible for benefits under the Company's long-term     disability plan or program applicable to the Participant.

2.18  Disability Termination means a Participant's Termination of Employment on account of Disability.

2.19  Effective Date is January 1, 2003.

2.20  Election Cutoff Time is 4 p.m. for elections made electronically to the Administrator, and 10:00 a.m. for elections communicated to the Administrator in person or via telephone, facsimile, email, or mail.

2.21  Election Date means the date by which an Employee must submit a valid Deferral Election Form. For each Plan Year, the Election Date shall be December 31 for deferrals of base salary, annual cash incentive award, long-term cash incentive payments and pre-scheduled one-time cash payments, unless the Administrative Committee sets an earlier Election Date. For a rollover election under Section 3.4(a), the Election Date shall be December 31, 2002 (unless the Administrative Committee sets an earlier Election Date) and such additional dates as established by Administrative Committee. The Election Date under Section 3.4(a) shall be not later than either (i) at least six (6) months prior to the commencement of the receipt of benefits under the Deferred Compensation Plan or (ii) at least one (1) month prior to the commencement of the receipt of benefits under the Deferred Compensation Plan if the election is approved by the Administrative Committee in its absolute discretion. For a rollover election under Section 3.4(b), the Election Date shall be either (i) at least six (6) months prior to the commencement of the receipt of benefits under the Supplemental Retirement Plan or (ii) at least one (1) month prior to the commencement of the receipt of benefits under the Supplemental Retirement Plan if the election is approved by the Administrative Committee in its absolute discretion.

2.22  Employee means an individual who is employed by a Participating Company on a full-time salaried basis and whose terms and conditions of employment are not covered by a collective bargaining agreement.

2.23  Exercise means, with respect to a Fund Option, the Fund Optionholder's exercise of the right to purchase all or part of the Fund Option's Funds that are Vested.

2.24  Exercise Election means the Fund Optionholder's written Exercise election made in accordance with Article 5, and which is in substantially the form the Administrative Committee prescribes.

2.25  Expiration means the occurrence of the Fund Option's Expiration Date without an Exercise.

2.26  Expiration Date means the date of Expiration of a Fund Option as provided in Section 6.2.

2.27  Forfeiture means, with respect to a Participant who incurs a Termination of Employment, the amount of the Participant's Unvested Shares that are forfeited by the Participant.

2.28  Fund means an open-end investment company that is registered as such under the Investment Company Act of 1940.

2.29  Fund Menu means the menu of Funds, as approved from time to time by the Committee, that can serve as Funds for Fund Options. At its sole discretion, the Committee may change the number and type of Funds at any time and may establish procedures for the transition between Funds.

2.30  Fund Option means each discrete bundle of rights the Participating Company grants to a Participant under this Plan to purchase a specified Fund, when Vested, at a specified Strike Price, subject to any conditions set forth in this Plan or in a Fund Option Agreement that applies to the Fund Option.

2.31  Fund Optionholder means, with respect to a Fund Option, the Person who is the beneficial owner of the Fund Option and the Fund Option's entitlements, including any rights the Fund Option gives the Fund Optionholder to Exercise the Fund Option, to allocate or reallocate the Funds of the Fund Options, or to assign the Fund Option.

2.32  Fund Return means, with respect to a Fund Option, the rate of growth or decline of the Fund Option's Aggregate Fund Value.

2.33  Fund Value means, with respect to one type of Fund of a Fund Option as of any date, the aggregate of the Share Values of such Fund.

2.34  Grant means the Participating Company's issuance or grant of a Fund Option to a Participant.

2.35  Grant Date means the date the Fund Option is granted to a Participant under Section 4.2.

2.36  Indexed Strike Price means, as of the Grant Date, 90% of the Grant Date Aggregate Fund Value. Each Business Day after the Grant Date, the Indexed Strike Price is adjusted by the Indexed Strike Price Adjustment Factor.

2.37  Indexed Strike Price Adjustment Factor means, with respect to a Fund Option, the Fund Return.

2.38  Issuer means, with respect to a Fund, the Person that issues the Fund.

2.39  Minimum Strike Price means, with respect to a Fund Option, 25% of the Grant Date Aggregate Fund Value.

2.40  Participant means, as of any date, any Employee who has received one or more Fund Options from the Participating Company and any part of such Fund Options has not expired.

2.41  Participating Company means the Company and all Affiliates, unless the Administrative Committee determines that the Affiliate should not participate in the Plan. All Affiliates are deemed to have adopted the Plan. By its participation in the Plan, a Participating Company shall be deemed to appoint the Company its exclusive agent to exercise on its behalf all of the power and authority conferred by the Plan upon the Company and accept the delegation to the Administrative Committee of all the power and authority conferred upon it by the Plan. The authority of the Company to act as such agent shall continue until the Plan is terminated as to the Participating Company. The term "Participating Company" shall be construed as if the Plan were solely the Plan of such Participating Company, unless the context plainly requires otherwise.

2.42  Person means a natural person or any duly organized and validly existing entity such as a corporation, partnership, limited liability company, association or trust.

2.43  Plan means the Dominion Resources, Inc. Security Option Plan.

2.44  Plan Year means the calendar year.

2.45  Pre-Termination Death means the death of a Participant before a Termination of Employment, Retirement or Disability.

2.46  Reallocation Election means with respect to a Fund Option, the Fund Optionholder's written election, made in accordance with Article 5 specifying an Allocation for such Fund Option. The election shall be in substantially the form the Administrative Committee prescribes.

2.47  Retirement means Termination of Employment with receipt of early or normal retirement benefits under the Dominion Resources Retirement Plan or any other tax-qualified defined benefit retirement plan of the Company or an Affiliate in which the Participant participates.

2.48  Rollover Amount is an amount equal to the Participant's benefits in the Deferred Compensation Plan and/or the Supplemental Retirement Plan that the Participant has elected to rollover to this Plan by properly completing a Rollover Election Form.

2.49  Rollover Election Form means the form that a Participant uses to rollover benefits to this Plan that are either (i) payable in the form of a lump sum payment from a Supplemental Retirement Plan or (ii) held for the benefit of the Participant in the Deferred Compensation Plan.

2.50  Savings Plan means the Dominion Salaried Savings Plan.

2.51  Share means an equal undivided interest in the Fund, as established by the Issuer.

2.52  Share Value means with respect to a Share as of any date the fair market value of the Share as of the close of business on such date, or, if such date is not a Business Day, the close of business on the Business Day immediately preceding.

2.53  Special Option means a Fund Option granted to a Participant at the discretion of the Company for any reason, including a Fund Option granted as a special performance award, as an inducement to initial or continued employment, or in lieu of a cash bonus or other compensation.

2.54  Spread means, with respect to a Fund Option as of any date, the excess, if any, of the Fund Option's Aggregate Fund Value as of such date over the Fund Option's Strike Price as of such date.

2.55  Strike Price means with respect to a Fund Option as of any date the greater of the Fund Option's Indexed Strike Price as of such date and the Fund Option's Minimum Strike Price as of such date.

2.56  Supplemental Retirement Plan means the Dominion Resources, Inc. Retirement Benefit Restoration Plan and/or the Dominion Resources, Inc. Executive Supplemental Retirement Plan, and any similar plan that is maintained by a Participating Company.

2.57  Surviving Spouse means the survivor of a deceased Fund Optionholder to whom such deceased Fund Optionholder was legally married (as determined by the Administrative Committee) immediately before the Fund Optionholder's death.

2.58  Termination of Employment means a termination of employment with the Participating Company or an Affiliate as determined by regular practices and policies of the Participating Company or Affiliate, unless otherwise provided by the Administrative Committee; provided, however, that the transfer of an Employee from employment by one Participating Company or an Affiliate to employment by another Participating Company or Affiliate shall not constitute a Termination of Employment.

2.59  Trust means the Dominion Resources, Inc. Executive Security Trust.

2.60  Unvested Shares means with respect to a Fund Option as of a given date the Shares of Funds that are not Vested.

2.61  Vested means a Fund Option that is nonforfeitable and that can be exercised at any time by the Fund Optionholder.

ARTICLE III

ELIGIBILITY AND ELECTIONS

3.1  Eligibility . Any Employee with a base salary in excess of $100,000 as of September 1 prior to each Election Date or any Employee designated by the Administrative Committee shall be eligible to become a Participant in the Plan. Any Employee who receives the grant of a Special Option shall be a Participant in the Plan.

3.2  Deferral Election .An Employee may elect on or before the Election Date to defer receipt of a portion of the Employee's Compensation for the following Plan Year. Except as provided in Section 3.2(b), an Employee may elect a deferral for any Plan Year only if he or she is an Employee on the Election Date for that Plan Year. The following provisions apply to deferral elections:
      A Participant may defer up to 50% of the Participant's base salary and up to 85% of the Participant's annual cash incentive award, long-term cash incentive payments and pre-scheduled one-time cash payments. The maximum deferrals to this Plan shall be reduced by any deferrals that the Participant has elected to defer to the Deferred Compensation Plan or any other deferred compensation plan of the Company. Compensation for deferrals under the Savings Plan shall be based on a Participant's Compensation after any deferrals made under this Plan or the Deferred Compensation Plan.
      Before each Plan Year's Election Date, each eligible Employee shall be provided with a Deferral Election Form. Except as provided below, a deferral election shall be valid only when the Deferral Election Form is completed, signed by the electing Employee, and received by the Administrative Committee on or before the Election Date for that Plan Year. If an Employee becomes eligible to Participate in the Plan during a Plan Year due to designation by the Committee under Section 3.1, the Employee may make a deferral election by completing a Deferral Election Form within 30 days of becoming eligible to participate in the Plan. The deferral election will be effective for periods after the Administrative Committee receives it. An Employee may not revoke a Deferral Election Form after the Plan Year begins, except that an Employee may revoke a Deferral Election Form within 30 days following a Change of Control.
      The Administrative Committee may reject any Deferral Election Form that does not conform to the provisions of the Plan. If the Administrative Committee rejects a Deferral Election Form, the Employee shall be paid the amounts the Employee would have been entitled to receive if the Employee had not submitted the Deferral Election Form.
      Except as provided in Section 3.2(b), an Employee who has not submitted a valid Deferral Election Form to the Administrative Committee on or before the relevant Election Date may not defer any part of the Employee's Compensation for the Plan Year.

      3.3 Match With respect to each Plan Year, the Participating Company may issue to each eligible Participant a Fund Option with a Grant Date Spread equal to the Match (as defined below), unless the Company has elected to contribute the Match to the Deferred Compensation Plan or another deferred compensation plan of the Company.

      To be eligible for this Grant, a Participant must meet all of the following criteria:
          be employed on December 31 or have a Termination of Employment during the Plan Year due to Retirement, death or Disability;
          have made salary deferrals to the Dominion Savings Plan for the Plan Year;
          have base salary for the Plan Year in excess of the dollar limit for the Plan Year under Code section 401(a)(17); and
          the amount of the Match must exceed $500.

b. The amount of the Match will be determined under the following formula: Excess Compensation times Deferral Percentage times Match Percentage. The terms in the formula have the following meanings.
          Excess Compensation is the amount of the Participant's base salary for the Plan Year in excess of the dollar limit for the Plan Year under Code section 401(a)(17).
          Deferral Percentage is the total of the Participant's salary deferrals to the Dominion Savings Plan for the Plan Year divided by the lesser of (i) the dollar limit for the Plan Year under Code section 401(a)(17), or (ii) the Participant's base salary for the Plan Year reduced by deferrals under this Plan and the Dominion Savings Plan. The Deferral Percentage may not exceed the maximum percentage of compensation on which the Participant would be eligible to receive a match by making a deferral under the Dominion Savings Plan for the Plan Year.
          Match Percentage is the percentage of company match made with respect to the Participant's salary deferral to the Dominion Savings Plan.

3.4  Rollover Election.

a. A Participant who is also a Participant in the Deferred Compensation Plan may elect to rollover any amounts credited to the Participant's accounts in the Deferred Compensation Plan to this Plan by executing a Rollover Election Form by the Election Date.

b. Participant in a Supplemental Retirement Plan who elects to receive a lump sum payment of benefits under the Supplemental Retirement Plan may also elect to rollover the calculated Rollover Amount to this Plan by executing a Rollover Election Form by the Election Date.

ARTICLE IV

FUND OPTION GRANTS AND VESTING

4.1  Fund Options Fund Options are granted to eligible Participants under the Plan and provide such Participants with the opportunity to purchase units of the Funds shown on the current Fund Menu. A Fund Option shall be granted with a Grant Date Spread equal to (i) the amount of the Participant's Compensation that the Participant has elected to defer under a Deferral Election Form; (ii) the amount of the Match; (iii) the Rollover Amount, or (iv) the amount determined by the Company for a Special Option. The specific terms of the Fund Options are referred to in this Plan and may be subject to such additional terms that are set forth in the Fund Option Agreement.

4.2  Fund Option Issuance Fund Options will be granted to eligible Participants on the following Grant Dates: (i) with respect to a Deferral Election, the date that the payment of Compensation would have been made to the Participant; (ii) with respect to the Match, the date determined by the Administrative Committee; (iii) with respect to the Rollover Amount, the date designated on the Rollover Election Form for the rollover; or (iv) with respect to a Special Option, the date designated by the Company; provided such days are Business Days, otherwise the Grant shall be made on the first Business Day thereafter.

4.3  Vesting All Fund Options shall be fully Vested, unless otherwise provided in a Participant's Fund Option agreement. If vesting dates are set forth in a Participant's Fund Option agreement, an Employee must be employed by a Participating Company on such dates to vest in a Fund Option. In addition, all Fund Options are fully Vested on the Employee's Retirement, Pre-Termination Death, or Change of Control. All Fund Options with respect to all Unvested Shares shall terminate on the Employee's Termination of Employment, unless otherwise provided by the Administrative Committee.

ARTICLE V

ALLOCATIONS

5.1  The Allocation Election At any time before a Fund Option is granted, the Fund Optionholder may specify the Fund Option's Grant Date Allocation. Such specification shall be made by the Fund Optionholder's filing of an Allocation Election with the Administrator. The election shall specify a Grant Date Allocation for all Fund Options. The election establishes the Grant Date Allocation of Fund Options granted on or after the effective date of the election. The election shall remain in effect until the effective date of a new Allocation Election.

5.2  The Reallocation Election At any time, a Fund Optionholder may specify the Allocation for a Fund Option. Such specification shall be made by the Fund Optionholder's filing of a Reallocation Election with the Administrator. The election shall specify an Allocation for all Fund Options. The election establishes the Allocation as of the effective date of the election.

5.3  Procedures All Allocation specifications shall be in whole percentage increments. If the Administrator receives an Allocation Election or a Reallocation Election on a day that is not a Business Day, the effective date of the election shall be the immediately following Business Day. If the Administrator receives an election before the Election Cutoff Time on a Business Day, the effective date shall be such Business Day. If the Administrator receives an election after the Election Cutoff Time on a Business Day, the effective date shall be the immediately following Business Day.

ARTICLE VI

EXERCISES

6.1  Exercise On any Business Day prior to the Fund Option's Expiration Date, the Fund Optionholder can Exercise any Vested Fund Option.

6.2  Expiration Date To the extent Vested, a Participant may Exercise a Fund Option as long as the Participant remains an Employee of the Company or an Affiliate. Except as otherwise provided in a Fund Option, the Expiration Date of all Vested Fund Options shall be the first occurrence of any of the following events:
      In the event of Retirement or Disability Termination: the last day of the 120th consecutive month following such Retirement or Disability Termination.
      In the event of Pre-Termination Death: the last day of the 24th consecutive month following such Pre-Termination Death unless the Employee is eligible for Retirement at the time of death, in which case, the last day of the 120th consecutive month following such death.
      In the event of Termination of Employment without Cause other than a Disability Termination (except as provided in 6.2(e)): the last day of the 12th month following such Termination of Employment.
      In the event of Termination of Employment with Cause by the Company or an Affiliate (except as provided in 6.2(e)): the last day of the 90th consecutive day period following such Termination of Employment.
      In the event of a Termination of Employment of the Participant by the Company or an Affiliate within 36 months after a Change of Control: the last day of the 120th consecutive month following such Termination of Employment.

      6.3  Procedures and Timing

      To Exercise a Fund Option in whole or in part, the Fund Optionholder must file with the Administrator an Exercise Election, properly completed and duly executed by the Fund Optionholder, specifying the amount of Spread desired, together with payment of the Strike Price related to the desired Spread. Notwithstanding the foregoing, the Administrative Committee may, in the exercise of its discretion, allow a deemed payment of the Strike Price, and require that an Exercise Election be filed and direct that the amount of Spread be paid pursuant to such election.
      If the Administrator receives an Exercise Election on a day that is not a Business Day, the Exercise date shall be the immediately following Business Day. If the Administrator receives an Exercise Election before the Election Cutoff Time, the Exercise date shall be such Business Day. If the Administrator receives an Exercise Election after the Election Cutoff Time on a Business Day, the Exercise date shall be the immediately following Business Day.

      The Share Value for all purposes related to an Exercise shall be based on the Exercise date.
      The Participating Company shall make settlement with respect to an Exercise as soon as administratively practicable after the Exercise date. The Fund Optionholder is not entitled to interest for the time that elapses between the Exercise date and the settlement date. The Participating Company is not liable for any change in Fund Values for the time that elapses between the Exercise date and the settlement date. To make settlement, the Participating Company shall deliver to the Fund Optionholder the Shares of the Funds that are subject to the Exercise. If the Administrative Committee allows a deemed payment of the Strike Price, the Participating Company may settle its obligations with respect to the Exercise by delivering Shares of the Funds with an Aggregate Fund Value as of the Exercise date equal to the Spread being exercised, less applicable withholding. At its sole discretion, the Participating Company may make settlement by delivery to the Fund Optionholder of cash equal to the Share Value of the Shares of the Fund that otherwise would have been delivered.
      A partial Exercise of a Fund Option shall not affect the Fund Optionholder's Exercise rights with respect to the remainder of the Fund Option. On a partial Exercise of a Fund Option that is less than 100% Vested, the Vested portion of the Fund Option shall be adjusted to reflect the Exercise.
      In no event shall an Exercise be permitted if the Spread to be exercised is less than $5,000 unless all of the Spread on all Vested Fund Options is being exercised.
      Whenever payment is made pursuant to the Exercise of a Fund Option, all tax withholding shall be made by means of tax withholding from the Fund Shares covered by the Exercise.

      6.4  Payments to Beneficiary If a Fund Optionholder entitled to a benefit under this Article 6 dies before payment of the benefit is made, then payment of the benefit shall be made to such Fund Optionholder's Beneficiary.

      ARTICLE VII

      FORFEITURES AND EXPIRATIONS

      7.1  Forfeitures Upon the occurrence of a Forfeiture, the Fund Option or portion of the Fund Option subject to the Forfeiture shall be canceled, and the Fund Optionholder of the Fund Option shall have no rights with respect to the canceled Fund Option, or the portion of the Fund Option canceled, as the case may be. If less than all of a Fund Option is canceled, then the Forfeiture shall be allocated among the Fund Option's Funds in the same proportion as the Fund Option's Fund Allocation as of the Business Day immediately preceding the date of Forfeiture.

      7.2  Expirations In the event of an Expiration of a Fund Option, the Fund Option shall be canceled and the Fund Optionholder shall have no right with respect to the canceled Fund Option.

      ARTICLE VIII

      FUND OPTION VALUATION

      8.1  Funds Each Business Day, the Administrator shall calculate and record, or cause to be calculated and recorded, the following with respect to each Fund Option: (i) the Share Value with respect to each Fund, (ii) the number of Unvested Shares with respect to each Fund, and (iii) the number of Vested Shares with respect to each Fund. The Shares of a Fund shall be allocated among the Unvested Shares and Vested Shares in the same proportion that the Aggregate Fund Value for Unvested Shares and Vested Shares, as the case may be, bears to the Aggregate Fund Value. In calculating the number of Shares, the following transactions shall be accounted for as follows:

      Upon the Grant of a Fund Option, there shall be calculated and recorded (i) the number of Unvested Shares of each Fund, and (ii) the number of Vested Shares of each Fund.
      Upon an Exercise of the Fund Option, there shall be subtracted the number of Shares of each Fund transferred or deemed transferred pursuant to the Exercise. An Exercise Election shall be applied to the Fund Optionholder's Fund Options according to the following protocol:
          A Fund Option is "in-the-money" if it has a positive Spread.
          The "in-the-money" Fund Option with the nearest Expiration Date is exercised first to the extent necessary to fulfill the Exercise Election (if there is more than one such Fund Option, the Fund Options are exercised pro rata), and if such Fund Option(s) is insufficient, then the "in-the-money" Fund Option(s) with the second nearest Expiration Date is exercised to the extent necessary to fulfill the Exercise Election, and if such Fund Option(s) is insufficient the process continues with "in-the-money" Fund Options as necessary to fulfill the Exercise Election;
          If the "in-the-money" Fund Options are insufficient to fulfill the Exercise Election, the Administrator shall notify the Fund Optionholder of the shortfall.

c. Upon a Forfeiture or Expiration of the Fund Option, there shall be subtracted the Shares of each Fund that are subject to the Forfeiture or Expiration.

d. Upon the Issuer's payment of a dividend consisting of cash or property other than Shares with respect to a Fund of the Fund Option, there shall be added to the Fund Option additional Shares of the Fund with a Grant Date Spread equal to the value of the dividend.

e. Upon the Issuer's payment of a dividend consisting of Shares with respect to a Fund of the Fund Option, there shall be added to the Fund Option the number of Shares deemed to be distributed with respect to the Fund.

f. Upon a stock split or recapitalization whereby the Issuer distributes new Shares of a Fund in exchange for the cancellation of existing Shares of the Fund, there shall be subtracted the number of Shares of the Fund that are canceled and there shall be added the number of Shares of the Fund deemed to be received in exchange therefore.

g. Upon the filing of a Reallocation Election affecting the Fund Option, there shall be added or subtracted, as the case may be, the appropriate number of Shares of each Fund affected.

h. Upon an increase in the Vested percentage of the Fund Option, the number of Unvested Shares of each Fund shall be reduced as required and a like number of Shares added to the number of Vested Shares of each Fund, as applicable.

8.2  Indexed Strike Price Each Business Day, the Administrator shall calculate and record, or cause to be calculated and recorded, the Indexed Strike Price with respect to each Fund Option. In calculating the Indexed Strike Price, the following transactions shall be accounted for as follows:
      Upon a Grant, the Indexed Strike Price shall be calculated and recorded.
      There shall be an increase (decrease) equal to the Indexed Strike Price Adjustment Factor of the Fund Option since the last preceding Business Day.
      Upon an Exercise, if the Indexed Strike Price is greater than or equal to the Minimum Strike Price, the amount of the Strike Price received or deemed to be received pursuant to the Exercise of the Fund Option shall be subtracted from the Indexed Strike Price. If the Indexed Strike Price is less than the Minimum Strike Price, the Indexed Strike Price shall be reduced by an amount that bears the same proportion to the Indexed Strike Price immediately before the reduction as the Strike Price received or deemed to be received pursuant to the Exercise of the Fund Option bears to the total Strike Price immediately preceding such Exercise.
      Upon a Forfeiture or Expiration of the Fund Option, the Indexed Strike Price shall be reduced by an amount that bears the same proportion to the Indexed Strike Price before such reduction as the Aggregate Fund Value of the Forfeiture or Expiration bears to the Fund Option's Aggregate Fund Value immediately preceding the Forfeiture or Expiration.

      8.3  Minimum Strike Price Upon a Grant, the Administrator shall calculate and record, or cause to be calculated and recorded, the Minimum Strike Price with respect to each Fund Option. In keeping track of the Minimum Strike Price, the following transactions shall be accounted for as follows:

      Upon an Exercise, if the Minimum Strike Price is greater than or equal to the Indexed Strike Price, the amount of the Strike Price received or deemed to be received pursuant to the Exercise of the Fund Option shall be subtracted from the Minimum Strike Price. If the Minimum Strike Price is less than the Indexed Strike Price, the Minimum Strike Price shall be reduced by an amount that bears the same proportion to the Minimum Strike Price immediately before the reduction as the Strike Price received or deemed to be received pursuant to the Exercise of the Fund Option bears to the total Strike Price immediately preceding such Exercise.

      Upon a Forfeiture or Expiration of the Fund Option, the Minimum Strike Price shall be reduced by an amount that bears the same proportion to the Minimum Strike Price before such reduction as the Aggregate Fund Value of the Forfeiture or Expiration bears to the Fund Option's Aggregate Fund Value immediately preceding the Forfeiture or Expiration.

      ARTICLE IX

      COMPANY'S OBLIGATIONS

      9.1  Unfunded Plan The Plan shall be unfunded. The Company shall not be required to segregate any assets that at any time represent a benefit. The Company may deposit funds with the trustee of the Trust (or such similar trust that is maintained or established by the Company) to provide the benefits to which Participants and Beneficiaries may be entitled under the Plan. The funds deposited with the trustee of such trust, and the earnings thereon, will be dedicated to the payment of benefits under the Plan but shall remain subject to the claims of the general creditors of the Company. Any liability of the Company to a Participant or Beneficiary under this Plan shall be based solely on contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

      9.2  Change of Control Notwithstanding the foregoing, in the event of a Change of Control, the Company shall, immediately prior to a Change of Control, make an irrevocable contribution to the trust so that the amount held in trust is equal to 105% of the amount that is sufficient to pay each Participant and Beneficiary the benefits to which they would be entitled, and for which each Participating Company is liable, pursuant to the terms of the Plan as in effect on the date on which the Change of Control occurred. The amount of such contribution exceeding the amount required to pay benefits under the Plan shall be used to pay administrative costs of the trust and to reimburse any Participant who incurs legal fees as a result of an attempt to enforce the terms of the Plan against an acquirer of the Company.

      ARTICLE X

      ADMINISTRATION OF THE PLAN

      10.1  Powers and Duties of the Administrative Committee The Plan shall be administered by the Administrative Committee. The Administrative Committee shall interpret the Plan, establish regulations to further the purposes of the Plan and take any other action necessary to the proper operation of the Plan. Prior to paying a benefit under the Plan, the Administrative Committee may require the Participant, former Participant or Beneficiary to provide such information or material as the Administrative Committee, in its sole discretion, shall deem necessary to make any determination it may be required to make under the Plan. The Administrative Committee may withhold payment of a benefit under the Plan until it receives all such information and material and is reasonably satisfied of its correctness and genuineness. The Administrative Committee may delegate all or any of its responsibilities and powers to any Persons selected by it, including designated officers or Employees of the Company.

      10.2  Agents The Administrative Committee may engage such legal counsel, certified public accountants and other advisers and service providers, who may be advisers or service providers for the Participating Company or an Affiliate, and make use of such agents and personnel of the Company, as it shall require or may deem advisable for purposes of the Plan. The Administrative Committee may rely upon the written opinion of any legal counsel or accountants engaged by the Administrative Committee. The Administrative Committee may delegate to the Administrator, any agent or to any subcommittee or member of the Administrative Committee its authority to perform any act hereunder, including, without limitation, those matters involving the exercise of discretion, provided that such delegation shall be subject to revocation at any time at the discretion of the Administrative Committee.

      10.3  Claims for Benefits If for any reason a benefit payable under this Plan is not paid when due, the Participant or Beneficiary may file a written claim with the Administrative Committee. If the claim is denied or no response is received within forty-five (45) days after the date on which the claim was filed with the Administrative Committee (in which case the claim will be deemed to have been denied), the Participant or Beneficiary may appeal the denial to the Administrative Committee within sixty (60) days of receipt of written notification of the denial or the end of the forty-five day period, whichever occurs first. In pursuing an appeal, the Participant or Beneficiary may request that the Administrative Committee review the denial, may review pertinent documents, and may submit issues and documents in writing to the Administrative Committee. A decision on appeal will be made within sixty (60) days after the appeal is made, unless special circumstances require the Administrative Committee to extend the period for another sixty (60) days.

      10.4  Hold Harmless To the maximum extent permitted by law, no member of the Administrative Committee shall be personally liable by reason of any contract or other instrument executed by such member or on such member's behalf in such member's capacity as a member of the Administrative Committee nor for any mistake of judgment made in good faith, and the Participating Company shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums of which are paid from the Company's own assets), each member of the Administrative Committee and each other officer, employee, or director of the Participating Company or an Affiliate to whom any duty or power relating to the administration or interpretation of the Plan against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Participating Company) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

      10.5  Service of Process The Secretary of the Participating Company or such other person designated by the Board shall be the agent for service of process under the Plan.

      10.6  Form of Administration To the extent authorized by the Administrative Committee, any action required to be taken by a Fund Optionholder may be taken in writing, by electronic transmission, by telephone, or by facsimile, except for a beneficiary designation which must be in writing.

      ARTICLE XI
      DESIGNATION OF BENEFICIARIES

      11.1  Beneficiary Designation Every Fund Optionholder shall file with the Administrator a Beneficiary designation, substantially in the form prescribed by the Administrative Committee, of one or more Persons as the Beneficiary who shall be entitled to become the Fund Optionholder of Fund Options held by the Participant upon the Participant's death. A Participant may from time to time revoke or change such Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Administrator, except where the consent of another person is required by law. The last such designation received by the Administrator shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Administrator prior to the Participant's death, and in no event shall it be effective as of any date prior to such receipt. All decisions of the Administrative Committee concerning the effectiveness of any Beneficiary designation, and the identity of any Beneficiary, shall be final.

      11.2  Failure to Designate Beneficiary If no Beneficiary designation is in effect at the time of a Participant's death, the Fund Options, if any, held by the Participant at the Participant's death shall be transferred to the Participant's surviving spouse, if any, or if the Participant has no surviving spouse, to the Participant's estate. A Participant's surviving spouse is the Person to whom the Participant was legally married (as determined by the Administrative Committee) immediately before the Participant's death. If the Administrative Committee is in doubt as to the right of any Person to receive such Fund Options, the Administrative Committee may direct the Participating Company to withhold payment, without liability for any interest thereon, until the rights thereto are determined, or the Administrative Committee may direct the Participating Company to pay any such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Participating Company therefor.

      ARTICLE XII

      AMENDMENT OR TERMINATION OF THE PLAN

      12.1  Right to Amend or Terminate Plan The Board reserves the right at any time through action of its Organization, Compensation and Nominating Committee to amend or terminate the Plan, in whole or in part, and for any reason and without the consent of any Participating Company, Participant or Beneficiary. Each Participating Company by its participation in the Plan shall be deemed to have delegated this authority to the Board. At its discretion, the Organization, Compensation and Nominating Committee may delegate all or part of its authority to amend the Plan to the Administrative Committee.

      In no event shall an amendment or termination modify, reduce or otherwise affect the Participating Company's obligations under the Plan, as such obligations are defined under the provisions of the Plan existing immediately before such amendment or termination.

      12.2  Notice Notice of any amendment or termination of the Plan shall be given by the Administrative Committee to all Participating Companies.

      ARTICLE XIII

      GENERAL PROVISIONS AND LIMITATIONS

      13.1  No Right to Continued Employment Nothing contained in the Plan shall give any Employee the right to be retained in the employment of any Participating Company or Affiliate or affect the right of any such employer to dismiss any Employee. The adoption and maintenance of the Plan shall not constitute a contract between any Participating Company and Employee or consideration for, or an inducement to or condition of, the employment of any Employee.

      13.2  Payment on Behalf of Payee If the Administrative Committee shall find that any person to whom any amount is payable under the Plan is unable to care for such person's affairs because of illness or accident, or is a minor, or has died, then any payment due such person or such person's estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Administrative Committee so elects in its sole discretion, be paid to such person's spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Administrative Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Plan and the Participating Company therefor.

      13.3  Nonalienation.

      Subject to Section 13.3(b), no Fund Option, interest, expectancy, benefit, payment, claim or right of any Participant or Fund Optionholder under the Plan shall be (a) subject in any manner to any claims of any creditor of the Participant or Fund Optionholder, (b) subject to the debts, contracts, liabilities or torts of the Participant or Fund Optionholder or (c) subject to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind. If any Person shall attempt to take any action contrary to this Section, such action shall be null and void and of no effect, and the Administrative Committee and the Participating Company shall disregard such action and shall not in any manner be bound thereby and shall suffer no liability on account of its disregard thereof. If the Participant or Fund Optionholder, or any other beneficiary hereunder shall become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right hereunder, then such right or benefit shall, in the discretion of the Administrative Committee, cease and terminate, and in such event, the Administrative Committee may hold or apply the same or any part thereof for the benefit of the Participant or Fund Optionholder or the spouse, children, or other dependents of the Participant or Fund Optionholder, or any of them, in such manner and in such amounts and proportions as the Administrative Committee may deem proper.

      Notwithstanding Section 13.3(a), a Participant may at any time prior to death assign by gift a Fund Option to the Participant's spouse, adult children or a trust for the benefit of the Participant, the Participant's spouse or adult children. The Participant may also assign by gift a Fund Option to a tax-exempt entity as defined in Code Section 501(c)(3). Notwithstanding the foregoing, such an assignment shall be permitted only if (i) the Participant is 100% Vested in the Fund Option, and (ii) the assignment is made by gift for which the Participant receives no consideration for the assignment. Any such assignment shall be evidenced by an appropriate written document executed by the Participant and a copy delivered to the Committee in advance of the effective date of the assignment. In the event of such an assignment, the assignee shall become the Fund Optionholder of the Fund Option and shall be entitled to all the rights of the Participant with respect to the assigned Fund Option, and such Fund Option shall continue to be subject to all of the terms, conditions and restrictions applicable to the Fund Option, as set forth in the Plan.

13.4  Missing Payee If the Administrative Committee cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, and if, after five years from the date such payment is due, a notice of such payment due is mailed to the last known address of such person, as shown on the records of the Administrative Committee or the Company, and within three months after such mailing such person has not made written claim therefor, the Administrative Committee, if it so elects, after receiving advice from counsel to the Plan, may direct that such payment and all remaining payments otherwise due to such person be canceled on the records of the Plan and the amount thereof forfeited, and upon such cancellation, the Participating Company shall have no further liability therefor, except that, in the event such person later notifies the Administrative Committee of such person's whereabouts and requests the payment or payments due to such person under the Plan, the amounts otherwise due but unpaid shall be paid to such person without interest for late payment.

13.5  Required Information Each Participant shall file with the Administrative Committee such pertinent information concerning himself or herself, such Participant's Beneficiary, or such other person as the Administrative Committee may specify, and no Participant, Beneficiary, or other person shall have any rights or be entitled to any benefits under the Plan unless such information is filed by or with respect to the Participant.

13.6  No Trust or Funding Created The obligations of the Participating Company to make payments hereunder shall constitute a liability of the Participating Company to a Participant or Beneficiary, as the case may be. Such payments shall be made from the general funds of the Participating Company, and the Participating Company shall not be required to establish or maintain any special or separate fund, or purchase or acquire life insurance on a Participant's life, or otherwise to segregate assets to insure that such payment shall be made, and neither a Participant nor a Beneficiary shall have any interest in any particular asset of the Participating Company by reason of its obligations hereunder. Nothing contained in the Plan shall create or be construed as creating a trust of any kind or any other fiduciary relationship between the Participating Company and a Participant or any other person. The rights and claims of a Participant or a Beneficiary to a benefit provided hereunder shall have no greater or higher status than the rights and claims of any other general, unsecured creditor of the Participating Company.

13.7  Binding Effect Obligations incurred by the Participating Company pursuant to this Plan shall be binding upon and inure to the benefit of the Participating Company, its successors and assigns, and the Participant and the Participant's Beneficiary.

13.8  Merger or Consolidation In the event of a merger or a consolidation by the Participating Company with another corporation, or the acquisition of substantially all of the assets or outstanding stock of the Participating Company by another corporation, then and in such event the obligations and responsibilities of the Participating Company under this Plan shall be assumed by any such successor or acquiring corporation, and all of the rights, privileges and benefits of the Participants and Beneficiaries hereunder shall continue.

13.9  Entire Plan The Plan document, and any written amendments thereto, contain all the terms and provisions of the Plan and shall constitute the entire Plan.